UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Vireo Health International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 2, 2022, Goodness Growth Holdings, Inc. (the “Company”) entered into an Amendment to Employment Agreement with each of Kyle Kingsley, Chief Executive Officer, John Heller, Chief Financial Officer, Christian Gonzalez, Chief Operating Officer, and Amber Shimpa, Chief Administrative Officer (each an “Amendment” and together, the “Amendments”), modifying certain of their compensation rights in the event of a change in control transaction. The Company’s Board of Directors determined that such changes were advisable and in the best interests of the Company to retain and properly incentivize these key executives given certain uncertainties arising out of the previously disclosed Arrangement Agreement with Verano Holdings Corp. (the “Transaction”).

Pursuant to the applicable Amendment, (i) each executive will receive a retention bonus equal to 50% (100% in the case of Mr. Kingsley) of his/her annual base salary on the closing date of a change in control transaction, such as the Transaction, provided such executive is either still employed by the Company on such date or any termination of his/her employment prior thereto was not by the Company for cause (as defined in the employment agreements) or by him/her without good reason (as defined in the employment agreements), and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Transaction. In addition, Mr. Kingsley’s Amendment amended the severance payment rights upon termination of employment after a change in control (as defined in his employment agreement) such that if his employment is terminated by the Company without cause (as defined in his employment agreement) or by him for good reason (as defined in his employment agreement) during the twelve months following a change in control (as defined in his employment agreement), he will receive a lump sum payment equal to 200% of his annual base salary in place at the time. Except for the applicable Amendment, each of the employment agreements otherwise remain in effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Amendments, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated February 2, 2022, by and among Kyle Kingsley, Goodness Growth Holdings, Inc., and Vireo Health, Inc.
10.2	Amendment to Employment Agreement, dated February 2, 2022, by and among John Heller, Goodness Growth Holdings, Inc., and Vireo Health, Inc.
10.3	Amendment to Employment Agreement, dated February 2, 2022, by and among Christian Gonzalez, Goodness Growth Holdings, Inc., and Vireo Health, Inc.
10.4	Amendment to Employment Agreement, dated February 2, 2022, by and among Amber Shimpa, Goodness Growth Holdings, Inc., and Vireo Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.

	By:	/s/ Kyle E. Kingsley
Kyle E. Kingsley
Chief Executive Officer

Dated: February 7, 2022